UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 8, 2021

(Date of Report - Date of Earliest Event Reported)

FIRSTCASH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10960	75-2237318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street Fort Worth Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture for 5.625% Senior Notes Due 2030

On December 13, 2021, FirstCash, Inc. (the “Company”) closed its previously announced private offering of $550,000,000 of 5.625% senior notes due 2030 (the “Notes”), representing an increase of $25 million in aggregate principal amount from the previously announced proposed offering size. The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a purchase agreement between the Company, certain domestic subsidiaries of the Company and Jefferies LLC, as representative of the several initial purchasers (the “Initial Purchasers”).

The Company intends to use the proceeds from the offering of the Notes to finance the cash consideration of the previously announced pending acquisition (the “Acquisition”) of American First Finance Inc. (“AFF”), repay in full the outstanding debt under AFF’s credit facility, to pay fees, costs and expenses incurred in connection with the Acquisition and the offering of the Notes and the remainder (if any) to repay a portion of the borrowings under the Company’s senior unsecured revolving credit facility. In the event that (i) the Acquisition is not consummated on or prior to March 31, 2022 (the “Outside Date”) or (ii) the Company notifies BOKF, NA, which is serving as trustee for the Notes, of its abandonment or termination of the business combination agreement dated as of October 27, 2021, as amended, by and among the Company, AFF and the other parties thereto, or its determination that the Acquisition will not be consummated by the Outside Date, the Notes will be subject to a special mandatory redemption at a price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest from the date of the issuance of the Notes to, but excluding the date of such special mandatory redemption. However, the Company has received all required antitrust, regulatory and other third party approvals for the closing of the Acquisition and, as a result, expects to close the Acquisition on or around December 17, 2021, subject to the satisfaction of the other customary closing conditions.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of December 13, 2021, by and among the Company, the guarantors listed therein and BOKF, NA, as trustee. The Indenture provides that interest on the Notes will accrue from December 13, 2021 and is payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2022, and the Notes mature on January 1, 2030.

The Company may redeem some or all of the Notes at any time on or after January 1, 2025, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. Prior to January 1, 2025, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the “make-whole” premium set forth in the Indenture. The Company may redeem up to 40% of the Notes on or prior to January 1, 2025 with the proceeds of certain equity offerings at the redemption prices set forth in the Indenture. If the Company sells certain assets or consummates certain change in control transactions, the Company will be required to make an offer to repurchase the Notes.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, repurchase Company stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

The preceding description of the Indenture and the Notes are summaries and are qualified in their entirety by the Indenture and the form of Notes, filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

Fifth Amendment to Amended and Restated Credit Agreement

On December 8, 2021, the Company entered into the Fifth Amendment to Amended and Restated Credit Agreement (the “2021 Amendment”) for its existing U.S. revolving unsecured credit facility (the “Credit Facility”) in order to, among other things, permit the Acquisition and make certain amendments related to the Acquisition, including: (i) allow adjustments to Consolidated EBITDA (as defined in the Credit Facility) for certain expenses which will be incurred in connection with the Acquisition; (ii) increase certain baskets contained in the covenants and events of default to account for the increased scale of the business on a pro forma basis; and (iii) provide for financial covenant relief needed as a result of the Acquisition.

The committed amount of the Credit Facility remains at $500 million and the Credit Facility continues to mature on December 19, 2024 and bear interest at the Company’s option of either (i) the prevailing London Interbank Offered Rate (“LIBOR”) (with interest periods of 1 week or 1, 2, 3 or 6 months at the Company’s option) plus a fixed spread of 2.5% or (ii) the prevailing prime or base rate plus a fixed spread of 1.5%. The Credit Facility provides for a customary methodology for determining a replacement benchmark rate and fixed spread in the event that LIBOR becomes unavailable to use as a benchmark rate.

The preceding description of the Fifth Amendment to Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Fifth Amendment to Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Indenture, which is attached hereto as Exhibit 4.1, is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD.

On December 9, 2021, the Company issued a press release announcing the upsize and pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

The Company also announced that it has received all required antitrust, regulatory and other third party approvals for the closing of the Acquisition. As a result, the Company expects to close the Acquisition on or about December 17, 2021 and expects to complete its previously announced holding company merger on December 16, 2021 (the “Holding Company Merger”). The Holding Company Merger will be effected in accordance with Section 251(g) of the Delaware General Corporation Law and the Company will become a wholly-owned subsidiary of FirstCash Holdings, Inc., currently a wholly-owned subsidiary of the Company (“New Parent”). In connection with the Holding Company Merger, each share of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Holding Company Merger will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of New Parent, par value $0.01 per share (“New Parent Common Stock”). Following the consummation of the Holding Company Merger, which is currently anticipated to occur after the market closes on December 16, 2021, New Parent will assume FirstCash’s listing on the Nasdaq Stock Market (“Nasdaq”) and continue to trade under the “FCFS” ticker symbol beginning on December 17, 2021.

Item 8.01 Other Events.

On December 9, 2021, the Company entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC as representative of the Initial Purchasers, relating to the sale by the Company of the Notes. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under U.S. securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture, dated as of December 13, 2021, by and among FirstCash, Inc., the guarantors listed therein and BOKF, NA (including the form of Note attached as an exhibit thereto).

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 8, 2021, by and among FirstCash, Inc., the guarantors and lenders listed therein and Wells Fargo Bank, National Association.

99.1	Press release, dated December 9, 2021, announcing the upsize and pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2021	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial and Accounting Officer)

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